News Release

Investor Relations Contact:	Media Contact:
Randy Scherago	Val Webb
GeoEye	GeoEye
(703) 480-6325	(303) 254-2120
scherago.randy@geoeye.com	webb.val@geoeye.com

GeoEye Announces Michael P.C. Carns (USAF Ret.)
as New Board Member

Herndon, Va., (Nov. 2, 2011) -- GeoEye, Inc. (NASDAQ: GEOY), a leading source of geospatial information and insight, announced today that it has appointed General Michael P. C. Carns (retired USAF) to serve on its board of directors. He joins nine other board members. General Carns has been appointed as the board representative of Cerberus Capital Management, L.P. GeoEye partnered with Cerberus, which provided financing support of the Company’s bid on the National Geospatial-Intelligence Agency’s (NGA’s) EnhancedView program.

Lieutenant General James A. Abrahamson (retired USAF), GeoEye’s chairman of the Board of Directors, said, “We are pleased to welcome General Carns to GeoEye’s board. His leadership qualities, business acumen and broad military background will be valuable to GeoEye as we navigate the next phase of the Company’s growth.”

In 1991, General Carns became vice chief of Staff of the United States Air Force, the position he held until his retirement in 1994. During his Air Force career, he served four tours of duty in Europe and four tours in the Pacific. During the Vietnam War, he flew 200 combat missions in the F-4 fighter and was awarded the Silver Star, the nation’s third highest combat decoration for valor. After his retirement from the United States Air Force, he served as the managing director of a small healthcare firm for one year. After that, he founded a Wall Street policy research firm specializing in Pacific Rim security, international capital flows and international energy issues. Currently, General Carns serves on a number of Department of Defense advisory panels, boards and task forces. He is also on the board of directors for a number of corporations and consults for various businesses, including a number of technology start-ups. General Carns is a graduate of the United States Air Force Academy in Colorado; the Harvard Business School in Massachusetts, with Distinction; and the Royal College of Defense Studies in London, England.

“Our men and women in combat depend on GeoEye’s imagery to help them find their way through unfamiliar territory every day, and our first responders are using GeoEye’s products to save lives during events like the earthquake and tsunami in Japan and Hurricane Irene, which affected the United States’ East Coast,” said General Carns. “I am excited about serving on GeoEye’s board, because I believe in GeoEye’s products, its business model and its people. At this pivotal time for our country, and with the demands for commercial imagery growing, it’s a cost-effective solution for America – our armed services, first responders, companies and taxpayers.”

About GeoEye
GeoEye is a leading source of geospatial information and insight for decision makers and analysts who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye's imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye's ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 700 employees worldwide. Learn more at www.geoeye.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010, which we filed with the Securities and Exchange Commission ("SEC") on March 15, 2011, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and Sept. 30, 2011, which we filed with the SEC on May 10, 2011, Aug. 2, 2011 and Nov. 1, 2011, respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/ or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

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